UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 15, 2024
_______________________
Sysco Corporation
(Exact name of registrant as specified in its charter)
_________________________

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1390 Enclave Parkway, Houston, TX 77077-2099
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (281) 584-1390
N/A
(Former name or former address, if changed since last report)
_________________________
    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 Par Value	SYY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Sysco Corporation (the “Company” or “Sysco”) held on November 15, 2024, Sysco’s stockholders elected each of the Company’s director nominees, who had been nominated to serve until the Company’s 2025 Annual Meeting of Stockholders. Daniel J. Brutto was re-elected with 97.94% of the votes cast, Francesca DeBiase was elected with 99.33% of the votes cast, Ali Dibadj was re-elected with 98.89% of the votes cast, Larry C. Glasscock was re-elected with 96.12% of the votes cast, Jill M. Golder was re-elected with 98.63% of the votes cast, Bradley M. Halverson was re-elected with 97.82% of the votes cast, John M. Hinshaw was re-elected with 95.00% of the votes cast, Kevin P. Hourican was re-elected with 92.27% of the votes cast, Roberto Marques was re-elected with 99.60% of the votes cast, Alison Kenney Paul was re-elected with 91.93% of the votes cast, and Sheila G. Talton was re-elected with 98.10% of the votes cast. The advisory stockholder vote on the compensation paid to Sysco’s named executive officers, as set forth in Sysco’s 2024 proxy statement for the Annual Meeting, was approved by 93.80% of the votes cast. The stockholder vote to approve the adoption of the Sysco Corporation 2025 Employee Stock Purchase Plan was approved by 99.59% of the votes cast. The stockholder vote to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2025 was approved by 95.42% of the votes cast. The stockholder proposal related to the establishment of measurable, timebound targets for ensuring group sow housing for Sysco's private brand pork products, designated as proposal #5 in Sysco’s 2024 proxy statement for the Annual Meeting, was withdrawn by the proponent after the mailing of the proxy materials. As a result of the withdrawal, no votes were tabulated or reported with respect to the proposal.

With respect to each proposal, the number of votes cast includes all “for” and “against” votes, and abstentions and broker non-votes are disregarded with respect to the election of directors and each of the other proposals.

The final results of the voting on each matter of business at the Annual Meeting are as follows:

Proposal 1 - Election of Directors

Name	Votes For	Votes Against	Votes Cast	Abstentions	Broker Non-Votes
Daniel J. Brutto	383,102,300	8,018,393	391,120,693	515,228	48,836,226
Francesca DeBiase	388,549,481	2,600,510	391,149,991	485,930	48,836,226
Ali Dibadj	386,858,213	4,319,486	391,177,699	458,222	48,836,226
Larry C. Glasscock	376,042,867	15,140,379	391,183,246	452,675	48,836,226
Jill M. Golder	385,787,372	5,356,765	391,144,137	491,784	48,836,226
Bradley M. Halverson	382,630,929	8,488,019	391,118,948	516,973	48,836,226
John M. Hinshaw	371,571,831	19,546,718	391,118,549	517,372	48,836,226
Kevin P. Hourican	359,853,398	30,127,007	389,980,405	1,655,516	48,836,226
Roberto Marques	389,568,869	1,554,966	391,123,835	512,086	48,836,226
Alison Kenney Paul	359,589,839	31,551,991	391,141,830	494,091	48,836,226
Sheila G. Talton	383,701,369	7,399,178	391,100,547	535,374	48,836,226

Proposal 2 - Approval, by advisory vote, of the compensation paid to Sysco’s named executive officers, as disclosed in Sysco’s 2024 proxy statement

Votes For	Votes Against	Votes Cast	Abstentions	Broker Non-Votes
366,536,136	24,204,086	390,740,222	895,699	48,836,226

Proposal 3 – Approval of the adoption of the Sysco Corporation 2025 Employee Stock Purchase Plan

Votes For	Votes Against	Votes Cast	Abstentions	Broker Non-Votes
388,483,961	1,562,590	390,046,551	1,589,370	48,836,226

Proposal 4 - Ratification of the appointment of Ernst & Young LLP as Sysco’s independent registered public accounting firm for fiscal 2025

Votes For	Votes Against	Votes Cast	Abstentions
419,888,730	20,132,696	440,021,426	450,721

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: November 19, 2024	By:	/s/ Eve M. McFadden
Eve M. McFadden
Senior Vice President, Legal, General Counsel and Corporate Secretary